UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2008

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           On October, 20, 2008, First Defiance Financial Corp. (FDEF) appointed Donald P. Hileman to serve as interim Chief Financial Officer (CFO) of FDEF while current CFO, John C.  (Jack) Wahl, recovers from an illness. Mr. Hileman also currently serves as Senior Vice President of FDEF, and Chief Executive Officer of First Insurance & Investments, Inc., a subsidiary of FDEF, positions he has held since July 2007. A graduate of Heidelberg College with a bachelor’s degree and an MBA, Mr. Hileman is 55 years old and has worked in the financial services industry for more than 30 years. Prior to joining FDEF, he served as a Corporate Controller of Sky Financial Group, Inc., a $19 billion financial services holding company, and has previous banking experience as a community bank CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ William J. Small
William J. Small
Chief Executive Officer

Date:  October 21, 2008

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